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            ALLENERGY MARKETING COMPANY, L.L.C. (DE)
                   Consolidated Balance Sheet
                     At September 30, 1998
 (expressed in millions, rounded to hundred thousands of dollars)
               (Unaudited, subject to adjustment)
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                             Assets
                             ------
 Cash                                                                        $ 0.6
 Accounts receivable and unbilled revenue                       9.3
 Inventory                                                      8.3
 Prepaid expenses                                               0.3
 Other current assets                                           1.9
                                                              -----
  Total current assets                                         20.4

 Fixed assets, net                                              4.6
 Goodwill                                                      12.3
                                                              -----
  Total assets                                                $37.3
                                                              =====


                Liabilities and Members' Equity
                -------------------------------

 Accounts payable (including $1.3 to affiliates)                             $ 7.3
 Accrued expenses                                               1.1
 Current portion of long-term debt                                             0.2
 Note payable - affiliate                                       7.4
 Other current liabilities                                      0.3
                                                              -----
  Total current liabilities                                                   16.3

 Long-term debt                                                 0.5
 Other non-current liabilities                                                 0.3
                                                              -----
  Total liabilities                                            17.1

 Members' equity                                               20.2
                                                              -----
  Total liabilities and members' equity                                      $37.3
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